WAIVER

THIS WAIVER AGREEMENT (this “Agreement”), dated as of June 6, 2008 is entered into by and among Cryoport, Inc., a Nevada corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Existing Purchase Agreement (as defined herein)

WHEREAS, pursuant to a Securities Purchase Agreement, dated September 27, 2007 (the “Existing Purchase Agreement”), among the Company and the Holders and the other investors signatory thereto, the Holders and the other investors signatory thereto purchased from the Company an aggregate of $4,707,705 in principal amount of Original Issue Discount, 8% Senior Secured Convertible Debentures, Due February 2010 (the “Existing Debentures”).

WHEREAS, pursuant to a Securities Purchase Agreement of even date herewith in the form attached as Exhibit A hereto (the “New Purchase Agreement”) among the Company and the purchasers identified on the signature pages thereto (collectively, the “New Investors”), the New Investors will be purchasing $1,250,000 in aggregate principal amount of Convertible Debentures due December 2010 (the “New Debentures) and warrants exercisable into 2,976,190 shares of Common Stock ((the “New Warrants”, and the offer and sale of such debentures and warrants pursuant to the New Purchase Agreement are hereafter referred to as the “New Financing”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder hereby agrees as follows:

1. Subject to the terms and conditions hereunder, each Holder hereby waives the following: (i) the restrictions set forth in Section 4.13(b) of the Existing Purchase Agreement solely with respect to the right of the Company to make Monthly Redemption (as defined in the New Debentures) payments in shares of Common Stock, provided, that no such payments are made before January 1, 2009, and, provided further, such payments are made pursuant to the terms of the New Debentures as in effect on the date hereof; (ii) the restrictions set forth in Sections 7(a), 7(b) and 7(h) of the Existing Debentures and Sections 4(b)(i), 4(b)(ii) and 4(b)(vii) of the Subsidiary Guarantee solely with respect to the issuance of the New Debentures and the granting of a security interest to the New Investors pursuant to the Security Agreement (as defined in the New Purchase Agreement); and (iii) the restriction in Section 6(b) of the Registration Rights Agreement on filing other registration statements before all Registrable Securities (as defined in the Registration Rights Agreement) are registered, solely in respect of the filing of a registration statement pursuant to the registration rights agreement among the Company and the New Investors entered into in connection with the New Financing.

2. The foregoing waivers shall not be effective unless and until (i) all Holders shall have agreed to the terms and conditions hereunder and (ii) all of the New Investors have delivered the Holders a Subordination Agreement, in the form of Exhibit B attached hereto. In addition, the waivers set forth herein shall be null and void in the event the New Financing is not consummated on or before June 6, 2008.

3. The Company hereby makes to the Holders the following representations and warranties:

i. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

iii. Equal Consideration. Except as set forth in this Agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

4. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents (as defined in the Existing Purchase Agreement) shall continue in full force and effect after the execution of this Waiver and shall not be in any way changed, modified or superseded by the terms set forth herein. Within 1 Trading Day of the date hereof, the Company shall issue a Current Report on Form 8-K, attaching this agreement, and disclosing the material terms of the transactions contemplated by the New Financing.

5. This Waiver may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

6. The Company has elected to provide all Holders with the same terms and form of waiver for the convenience of the Company and not because it was required or requested to do so by the Holders. The obligations of each Holder under this consent and waiver, and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this waiver or any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this waiver or the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this consent and waiver or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Each Holder has been represented by its own separate legal counsel in their review and negotiation of this consent and waiver and the Transaction Documents.

IN WITNESS WHEREOF, this Waiver Agreement is executed as of the date first set forth above.

CRYOPORT, INC.

By:	/s/ Peter Berry
	Name:	PETER BERRY
	Title:	CEO

[signature page(s) of Holders to follow]

COUNTERPART SIGNATURE PAGE
OF HOLDER TO
WAIVER AGREEMENT
AMONG CRYOPORT, INC. AND
THE HOLDERS THEREUNDER

Name of Holder:	BridgePointe Master Fund Ltd.

By:	/s/ Eric Swartz

Name:	Eric Swartz

Title:	Director

Name of Holder:	Pierce Diversified Strategy Master Fund LLC, Ena

By:	/s/ Adam Epstein

Name:	Adam Epstein

Title:	Principal and Co-Founder

Name of Holder:	Enable Opportunity Partners LP

By:	/s/ Adam Epstein

Name:	Adam Epstein

Title:	Principal and Co-Founder

Name of Holder:	Enable Growth Partners LP

By:	/s/ Adam Epstein

Name:	Adam Epstein

Title:	Principal and Co-Founder

EXHIBIT B

Subordination Agreement

June 6, 2008

To: the Senior Lenders (as defined below):

The undersigned lenders (each a “Creditor”, and collectively referred to as “Creditors”) are creditors of Cryoport, Inc., a Nevada corporation and/or its direct and indirect subsidiaries (each, a “Borrower” and collectively referred to herein as “Borrowers”) and desire that Enable Growth Partners LP, Enable Opportunity Partners LP, and Pierce Diversified Strategy Master Fund LLC, ena (each, a “Senior Lender” and collectively, the “Senior Lenders”) continue to extend such financial accommodations to the Borrowers as Borrowers may request and as the Senior Lenders may deem proper and to grant a waiver to permit the Borrowers to enter into that certain Securities Purchase Agreement dated on or about June 6, 2008. Defined terms not otherwise defined herein shall have the meanings set forth in that Waiver Agreement dated on or about June 6, 2008 among the Borrower and the Senior Lenders (the “Waiver Agreement”). For the purpose of inducing Senior Lenders to grant the above-described waiver, and continue or renew such financial accommodations, and in consideration thereof, Creditors agree as follows:

For the purpose of inducing Senior Lenders to grant, continue or renew such financial accommodations, and in consideration thereof, Creditors agree as follows:

1.  Claims of Creditors against any Borrower, now or hereafter existing, which arise under the New Transaction Documents (as defined below)(the “Subordinated Claims”) are, and shall be at all times, subject and subordinate to any and all Senior Claims (as defined below) which any Senior Lender may have against any Borrower (including any claim by the Senior Lenders for interest accruing after any assignment for the benefit of creditors by any Borrower or the institution by or against any Borrower of any proceedings under the Bankruptcy Code, or any claim by the Senior Lenders for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings). For purposes hereof, “New Transaction Documents” shall mean the Transaction Documents, as defined in the New Purchase Agreement. For clarity and avoidance of doubt, a Creditor’s Existing Debenture will continue to rank pari passu with the Existing Debentures of the Senior Lenders.

2.  Each Creditor agrees not to commence or threaten to commence any action or proceeding, sue upon, or to collect, or to receive payment of the principal or interest of any Subordinated Claim or Subordinated Claims now or hereafter existing which such Creditor may hold against any Borrower, and not to sell, assign, transfer, pledge, hypothecate, or encumber such claim or claims except subject expressly to this Agreement, and not to enforce or apply any security now or hereafter existing therefor, nor to file or join in any petition to commence any proceeding under the Bankruptcy Code, nor to take any lien or security on any of Borrower's property, real or personal, until 91 days following the date all claims of the Senior Lenders against any Borrower arising under the Transaction Documents (as defined in the Existing Purchase Agreement) (the “Senior Claims”) have been indefeasibly satisfied in full. Notwithstanding the foregoing, prior to such date, each Creditor shall be permitted to convert its Debenture to Common Stock in accordance with the terms thereof as in effect on the date hereof.

3.  In case of any assignment for the benefit of creditors by any Borrower or in case any proceedings under the Bankruptcy Code are instituted by or against any Borrower, or in case of the appointment of any receiver for any Borrower's business or assets, or in case of any dissolution or winding up of the affairs of any Borrower: (a) Each Borrower and any assignee, trustee in Bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to Senior Lenders the full amount of Senior Lenders claims against any Borrower (including interest to the date of payment) before making any payment of principal or interest to Creditors, and insofar as may be necessary for that purpose, each Creditor hereby assigns and transfers to the Senior Lenders all security or the proceeds thereof, and all rights to any payments, dividends or other distributions, and (b) each Creditor hereby irrevocably constitutes and appoints each Senior Lender its true and lawful attorney to act in its name and stead: (i) to file the appropriate claim or claims on behalf of such Creditor if such Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if any Senior Lender elects at its sole discretion to file such claim or claims and (ii) to accept or reject any plan of reorganization or arrangement on behalf of Creditors, and to otherwise vote Creditors’ claim in respect of any indebtedness now or hereafter owing from any Borrower to Creditors in any manner the Senior Lenders deem appropriate for their respective own benefit and protection.

4.  Each Senior Lender is hereby authorized by Creditors to: (a) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of any existing or future claim of such Senior Lender against any Borrower, (b) increase or decrease the rate of interest payable thereon or any part thereof, (c) exchange, enforce, waive or release any security therefor, (d) apply such security and direct the order or manner of sale thereof in such manner as such Senior Lender may at its discretion determine, (e) release any Borrower or any guarantor of any indebtedness of a Borrower from liability, and (f) make optional future advances to any Borrower, all without notice to Creditors and without affecting the subordination provided by this Agreement.

5.  On request of any Senior Lender, a Creditor shall deliver to the Senior Lenders the original of any preferred stock, debenture, promissory note or other evidence of any existing or future indebtedness of any Borrower to such Creditor (other than a Creditor’s Existing Debenture), and mark same with a conspicuous legend which reads substantially as follows:

“THIS DEBENTURE IS SUBORDINATED TO THE “SENIOR CLAIMS” AS DEFINED IN THAT CERTAIN SUBORDINATION AGREEMENT DATED JUNE __, 2008 WITH THE SENIOR LENDERS (THE “SUBORDINATION AGREEMENT”), AND MAY BE ENFORCED ONLY IN ACCORDANCE WITH THE SUBORDINATION AGREEMENT”

6.  In the event that any payment or any cash or noncash distribution is made to any Creditor in violation of the terms of this Agreement, such Creditor shall receive same in trust for the benefit of the Senior Lenders, and shall forthwith remit it to the Senior Lenders in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer same to the Senior Lenders.

7.  Until all claims of Senior Lenders against the Borrowers, now or hereafter existing, shall be paid in full, no gift or loan shall be made by any Borrower to any Creditor.

8.  For violation of this Agreement, each Creditor shall be liable for all loss and damage sustained by reason of such breach, and upon any such violation each Senior Lender may, at its option, accelerate the maturity of any of its existing or future claims against any Borrower.

9.  This Agreement shall be binding upon the heirs, successors and assigns of Creditors, the Borrowers and the Senior Lenders. The Company and each Creditor agree to immediately execute a subordination agreement in the form of this Agreement, upon the formation or acquisition of any direct or indirect subsidiaries following the date hereof. This Agreement and any existing or future claim of a Senior Lender against a Borrower may be assigned by such Senior Lender, in whole or in part, without notice to Creditors or such Borrower.

10. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Existing Purchase Agreement.

11. All questions concerning the construction, validity, enforcement and interpretation of this agreement shall be determined in accordance with the provisions of the Existing Purchase Agreement.

12. This agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

13. This agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and thereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

14. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

15. Each of the parties hereto acknowledges that this agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BridgePointe Master Fund Ltd.
Name of Creditor

By:	/s/ Eric S. Swartz

Name and Title:	Eric S. Swartz, Director

Address for Notice:	1120 Sanctuary Parkway
Suite 325, Alpharetta GA 30004

Name, Date
and Amount of Subordinated Debenture:
$1,250,000.00	6/9/08

Acceptance of Subordination Agreement by Borrower

The undersigned being the Borrowers named in the foregoing Subordination Agreement, hereby accepts and consents thereto and agrees to be bound by all the provisions thereof and to recognize all priorities and other rights granted thereby to the Senior Lenders, their respective successors and assigns, and to perform in accordance therewith.

Dated: June 9, 2008

CRYOPORT, INC.

By:	/s/ Peter Berry
Name:	PETER BERRY
Title:	CEO

CRYOPORT SYSTEMS, INC.

By:	/s/ Peter Berry
Name:	PETER BERRY
Title:	CEO